EXHIBIT 5.1

                      JENKENS & GILCHRIST PARKER CHAPIN LLP

                                                              AUSTIN, TEXAS
                                                              (512) 499-3800
                            THE CHRYSLER BUILDING            CHICAGO, ILLINOIS
                             405 LEXINGTON AVENUE             (312) 425-3900
                           NEW YORK, NEW YORK 10174            DALLAS, TEXAS
                                                              (214) 855-4500
                                (212) 704-6000                HOUSTON, TEXAS
                           FACSIMILE (212) 704-6288           (713) 951-3300
                                                         LOS ANGELES, CALIFORNIA
                               www.jenkens.com                (310) 820-8800
                                                            SAN ANTONIO, TEXAS
                                                              (210) 246-5000
                                                              WASHINGTON, D.C.
                                                              (202) 326-1500

                               September 23, 2002

Trinity Medical Group USA, Inc.
30021 Tomas Street, Suite 300
Rancho Santa Margarita, CA 92688

Dear Sir or Madam:

     We have acted as special counsel to Trinity Medical Group, Inc., a Florida corporation (the "Company"), in connection with its filing of its registration statement on Form SB-2 (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of an aggregate of 18,414,569 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company.

     In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon such other corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that:

     a) The 7,000,000 shares of Common Stock issuable upon conversion of the promissory note, dated June 29, 2001 and amended on August 29, 2002, between the Company and RoyCap, Inc., when issued in accordance with the terms of such promissory note, will be legally issued, fully paid and non-assessable.

     b) The 528,592 shares of Common Stock issued to RoyCap, Inc. as a result of conversions to date on the promissory note dated June 29, 2001, are legally issued, fully paid and non-assessable.

                      JENKENS & GILCHRIST PARKER CHAPIN LLP

Trinity Medical Group USA, Inc.
September 23, 2002
Page 2


     c) The 1,000,000 shares of Common Stock issuable upon the exercise of common stock purchase warrants, dated August 29, 2002, issued by the Company to RoyCap, Inc., when issued in accordance with the terms of the common stock purchase warrants, will be legally issued, fully paid and non-assessable.

     d) The 2,000,000 shares of Common Stock issuable upon the exercise of a common stock purchase warrant, dated May 31, 2002, issued by the Company to La Jolla Cove Investors, Inc., when issued in accordance with the terms of such common stock purchase warrant, will be legally issued, fully paid and non-assessable.

     e) The 15,207 shares of Common Stock issuable upon the exercise of common stock purchase warrants issued by the Company to Michael Z. Magat during the six month period ended June 30, 2002, when issued in accordance with the terms of such common stock purchase warrants, will be legally issued, fully paid and non-assessable.

     f) The 3,935,385 shares of Common Stock issued in accordance with the terms of the common stock unit subscription agreements (the "Unit Agreements") entered into between the Company and nineteen (19) accredited investors during May and June of 2002, are legally issued, fully paid and non-assessable.

     g) The 3,935,385 shares of Common Stock issuable upon the exercise of the warrants issued in accordance with the terms of the Unit Agreements entered into between the Company and nineteen (19) accredited investors during May and June of 2002, when issued in accordance with the terms of such warrants, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.

                                      Very truly yours,


                                      /s/ JENKENS & GILCHRIST  PARKER CHAPIN LLP

                                      JENKENS & GILCHRIST  PARKER CHAPIN LLP